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                                                                       EXHIBIT 6

                          OMNIQUIP INTERNATIONAL, INC.

                              AMENDED AND RESTATED
                         1996 LONG-TERM INCENTIVE PLAN

1.  ADOPTION AND PURPOSE

OmniQuip International, Inc. (the "Company") on August 20, 1999 hereby adopts this Amended and Restated 1996 Long-Term Incentive Plan, originally dated September 30, 1996 (the "Plan"). The purposes of the Plan are to promote the interests of the Company and its stockholders by (a) attracting and retaining exceptional executive personnel and other key employees of the Company and its Subsidiaries (as defined below); (b) motivating such employees by means of performance-related incentives to achieve long-range performance goals; and (c) enabling such employees to participate in the long-term growth and financial success of the Company.

2.  DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

"Award" means, individually or collectively, a grant under this Plan of Options or Restricted Shares or a Performance Stock Award. The issuance of Restricted Shares pursuant to a Performance Stock Award shall not be a new Award under this Plan.

"Award Agreement" means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award made to such Participant under this Plan, in the form prescribed by the Committee.

"Board" means the Board of Directors of the Company.

"Change of Control" shall have the meaning specified in Section 12(b).

"Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

"Committee" means a committee appointed by the Board, each member of which shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and shall be an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall be composed of at least two (2) such directors, and shall be formed no later than the date of the first duly held meeting of the Board occurring after the first duly held annual meeting of the Company's shareholders following the Initial Public Offering.

"Common Stock" means the common stock of the Company.

"Company" means OmniQuip International, Inc., a Delaware corporation headquartered in Port Washington, Wisconsin.

"Effective Date" means the effective date of this Plan as defined in Section 17.

"Employee" means a key employee of the Company or a Subsidiary.

"Employee Award" means an Award to an Employee under this Plan.

"Exchange Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation
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promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

"Fair Market Value" means the closing price of the Common Stock as reported on the NASDAQ "National Market" on the relevant valuation date or, if there were no Common Stock transactions on the valuation date, on the next preceding date on which there were Common Stock transactions.

"Incentive Stock Option" has the meaning specified in Section 6(b).

"Initial Public Offering" means the closing of the first offering of Common Stock pursuant to a registration under the Securities Act.

"Negative Discretion" means other factors to be applied by the Committee in reducing the number of Restricted Shares to be issued pursuant to a Performance Stock Award if the Performance Goals have been met or exceeded if, in the Committee's sole judgment, such application is appropriate in order to act in the best interest of the Company and its shareholders.

"Participant" means an Employee who has been granted an Award under this Plan.

"Performance Goals" means, with respect to any Performance Period, performance goals based on any of the following criteria and established by the Committee prior to the beginning of such Performance Period or performance goals based on any of the following criteria and established by the Committee after the beginning of such Performance Period that meet the requirements to be considered pre-established performance goals under Section 162(m) of the Code: earnings or earnings growth; earnings per share; return on equity, assets, capital employed or investment; revenues or revenue growth; gross profit; gross margin; operating profit; operating margin; operating cash flow; stock price appreciation and total shareholder return. Such Performance Goals may be particular to an Employee or the division, department, branch, line of business, Subsidiary or other unit in which the Employee works, or may be based on the performance of the Company generally.

"Performance Period" means the period of time designated by the Committee applicable to a Performance Stock Award during which the Performance Goals shall be measured.

"Performance Stock Award" shall have the meaning specified in Section 6(d).

"Plan" means this OmniQuip International, Inc. Amended and Restated 1996 Long-Term Incentive Plan.

"Plan Year" means an annual period coinciding with the Company's fiscal year.

"Reporting Person" means an officer or director of the Company subject to the reporting requirements of Section 16 of the Exchange Act.

"Restricted Shares" have the meaning specified in Section 6(c).

"Securities Act" means the Securities Act of 1933, as amended. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

"Stock Option" has the meaning specified in Section 6(a).

"Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

3.  ELIGIBILITY

Any Employee selected by the Committee is eligible to receive an Employee Award.

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3A.  AWARDS PRIOR TO INITIAL PUBLIC OFFERING

No Awards under the Plan, other than those Awards made pursuant to this Section 3A, shall be made prior to the Initial Public Offering. Notwithstanding anything contained herein to the contrary, the Board shall have the authority to make Awards under the Plan prior to the Initial Public Offering subject to the following terms and conditions:

(a) The term "Board" shall be substituted for the term "Committee" as necessary throughout the Plan (other than in this Section 3A) with respect to Awards made pursuant to this Section 3A, until such time as the Committee is duly formed.

(b) The Board shall only make Awards of Stock Options as described in Section 6(a). In addition to any other termination provisions that may apply, all such Awards shall terminate in the event that the Initial Public Offering does not occur on or before June 30, 1997.

(c) The exercise price per share for such Awards of Stock Options shall be equal to the price at which the Company's Common Stock is sold in the Initial Public Offering.

(d) The term Change of Control with respect to such Awards of Stock Options shall mean a Change of Control which occurs subsequent to the formation of the Committee.

4.  PLAN ADMINISTRATION

(a) This Plan shall be administered by the Committee. The Committee shall periodically make determinations with respect to the participation of Employees in this Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, performance standards (including Performance Goals), length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate. Except as otherwise required by this Plan, the Committee shall have authority to interpret and construe the provisions of this Plan and the Award Agreements and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons.

(b) The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (i) with respect to Reporting Persons, or (ii) in any way which would jeopardize this Plan's qualification under Section 162(m) of the Code or Rule 16b-3 of the Exchange Act.

(c) All determinations and decisions made by the Committee and any delegate of the Committee pursuant to Section 4(b) shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.  STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

(a) The stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market. Subject to adjustment in accordance with the provisions of Section 10, (i) the total number of shares of Common Stock with respect to which Awards may be granted under this Plan may not exceed 1,600,000 shares, (ii) the total number of shares of Common Stock with respect to which Awards may be granted in any Plan Year may not exceed 400,000 shares and (iii) the total number of Restricted Shares with respect to which Awards may be granted in any Plan Year shall not exceed 100,000 shares.

(b) Subject to adjustment in accordance with Section 10, and subject to Section 5(a), (i) the total number of shares of Common Stock with respect to which Awards may be granted in any Plan Year
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     to any Employee shall not exceed 100,000 shares and (ii) the total number of Restricted Shares with respect to which Awards may be granted in any Plan Year to any Employee shall not exceed 50,000 shares.

(c) For purposes of calculating the total number of shares of Common Stock available for grants of Awards, the grant of an Award of Restricted Shares or a Performance Stock Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under the Award.

(d) Subject to clauses (ii) and (iii) of Section 5(a) and subject to Section 5(b), there shall again be available for Awards under this Plan, all of the following: (i) shares of Common Stock represented by Awards which have been canceled, forfeited, surrendered, terminated or expire unexercised during preceding Plan Years; and (ii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

6.  EMPLOYEE AWARDS UNDER THIS PLAN

Subject to the provisions of this Plan, the Committee shall have the sole and complete authority to determine the Employees to whom Awards shall be granted and the type, terms and conditions of such Awards. As the Committee may determine, the following types of Awards may be granted under this Plan to Employees on a stand alone, combination or tandem basis:

(a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, and subject to such other terms and conditions, all as the Committee may determine; provided that the exercise price of any Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

(b) Incentive Stock Option. An award in the form of a Stock Option which shall comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time.

(c) Restricted Shares. A transfer of shares of Common Stock to a Participant, subject to such restrictions, if any, on transfer or other incidents of ownership, for such periods of time (with respect to each Award, a "Restriction Period") as the Committee may determine. The stock certificate or certificates representing Restricted Shares shall be registered in the name of the Participant to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares shall bear a restrictive legend to the effect that ownership of the Restricted Shares, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall remain in the custody of the Company and the Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Award Agreement.

     Restricted Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Participant will have the right to vote such Restricted Shares, to receive and retain all dividends and distributions paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares; except, that (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period; (iii) any such dividends and distributions paid in shares of Common Stock shall constitute Restricted Shares and be subject to all of the same restrictions during the Restriction Period as the Restricted Shares with respect to which they were paid; (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or his or her

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     interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares will cause a forfeiture of such Restricted Shares.

(d) Performance Stock Awards. A right, granted to an Employee, to receive Restricted Shares (as defined in Section 6(c) hereof) that are not to be issued to the Employee until after the satisfaction of the Performance Goals during a Performance Period.

7.  PERFORMANCE STOCK AWARDS.

(a) Administration. Performance Stock Awards may be granted to Employees either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Employees to whom Performance Stock Awards shall be awarded for any Performance Period, the duration of the applicable Performance Period, the number of Restricted Shares to be awarded at the end of a Performance Period to Employees if the Performance Goals are met or exceeded and the terms and conditions of the Performance Stock Award in addition to those contained in this Section 7.

(b) Payment of Award. During or after the end of a Performance Period, the financial performance of the Company during such Performance Period shall be measured against the Performance Goals. If the Performance Goals are not met, no Restricted Shares shall be issued pursuant to the Performance Stock Award. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere and certify the number of Restricted Shares to be issued under each Performance Stock Award in accordance with the related Award Agreement. The Committee may, in its sole discretion, apply Negative Discretion to reduce the number of Restricted Shares to be issued under a Performance Stock Award.

(c) Requirement of Employment. To be entitled to receive a Performance Stock Award, an Employee must remain in the employment of the Company or its Subsidiaries through the end of the Performance Period, except that the Committee may provide for partial or complete exceptions to this requirement as it deems equitable in its sole discretion.

8.  OTHER TERMS AND CONDITIONS

(a) Assignability. No Stock Option or Performance Stock Award shall be assignable or transferable except by will or by the laws of descent and distribution and during the lifetime of a Participant, Stock Options shall be exercisable only by such Participant.

(b) Award Agreement. Each Award under this Plan shall be evidenced by an Award Agreement.

(c) Rights As A Shareholder. Except as otherwise provided in this Plan or in any Award Agreement, a Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant is the holder of record of such shares.

(d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

(e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) by a combination of the methods described in
     (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate.

(f) Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required to be withheld with respect to an Award or any dividends or other distributions payable with respect thereto. Subject to the requirements of
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     Rule 16b-3 of the Exchange Act, the Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable shares of Common Stock having a Fair Market Value not exceeding the minimum amount required to be withheld, or (ii) delivering to the Company shares of Common Stock then owned by the Participant. The amount of the withholding obligation satisfied by shares of Common Stock withheld or delivered shall be the Fair Market Value of such shares determined as of the date that the taxes are required to be withheld.

(g) Restrictions On Sale and Exercise. If and to the extent required to comply with rules promulgated under Section 16 of the Exchange Act, (i) no Award providing for exercise, a vesting period, a Restriction Period or the attainment of performance standards shall permit unrestricted ownership of shares of Common Stock by the Participant for at least six months from the date of grant, and (ii) shares of Common Stock acquired pursuant to an Award granted under this Plan may not be sold or otherwise disposed of for at least six months after the date of the grant of the Award.

(h) Requirements of Law. The granting of Awards and the issuance of shares of Common Stock upon the exercise of Awards shall be subject to all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges (including the Nasdaq Stock Market) upon which the Common Stock may be listed. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

(i) Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(j) Unfunded Plan. Neither the Company nor any Subsidiary shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards and the Plan shall constitute an "unfunded" plan of the Company. Neither the Company nor any Subsidiary shall, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property, and the liabilities of the Company and any Subsidiary to any Employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

(k) Legends. In addition to any legend contemplated by Section 6(c), each certificate evidencing Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

(l) Company's Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

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(m) Designation of Beneficiaries. If permitted by the Committee, a Participant may designate a beneficiary or beneficiaries in the event of the death of the Participant and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Participant.

9.  AMENDMENTS

(a) Except as otherwise provided in this Plan, the Board may at any time terminate and, from time to time, may amend or modify this Plan. Any such action of the Board may be taken without the approval of the Company's shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation or the requirements of any securities exchange or market on which the Common Stock is listed or authorized for quotation, including specifically Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

(b) No amendment, modification or termination of this Plan shall in any manner adversely affect any Awards theretofore granted to a Participant under this Plan without the consent of such Participant. No amendment or modification of this Plan may change any Performance Goal, or increase the benefits payable for achievement of a Performance Goal, once established for a Performance Stock Award.

10.  RECAPITALIZATION

The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change. Any such adjustment may provide for the elimination of fractional shares.

11.  NO RIGHT TO EMPLOYMENT

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

12.  CHANGE OF CONTROL

(a) Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, in the event of a Change of Control, as defined below, the following may, in the sole discretion of the Committee (as constituted prior to the occurrence of the Change of Control), occur with respect to any and all Employee Awards outstanding as of such Change of Control:

     (i) automatic lapse of all restrictions and acceleration of any time periods relating to the exercise or vesting of Stock Options and Restricted Shares so that such Awards may be immediately exercised or vested in full on or before the relevant date fixed in the Award Agreement; and automatic satisfaction of Performance Goals on a pro rata basis with respect to the maximum number of Restricted Shares issuable pursuant to a Performance Stock Award, or on such other basis as set forth in the Award Agreement, so that such pro rata or other portion of such Restricted Shares may be immediately vested;

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     (ii)  Stock Options shall be canceled as follows:

         A. if the highest price per share of Common Stock paid in such transaction or series of transactions by the Purchaser (as determined by the Committee in its sole discretion) (the "Transaction Price") is greater than the exercise price per share, then, in lieu of exercise, the Stock Options shall be canceled and in lieu of any rights represented by such Stock Option, and in full consideration thereof, the positive difference (determined by subtracting the exercise price from the Transaction Price of Common Stock multiplied by the number of Stock Options held by any Participant) shall be payable in full in cash upon occurrence of such Change in Control; or

         B. if the Transaction Price is less than the exercise price per share, then the Stock Options shall be canceled on such date and no payments shall be made with respect thereto.

(b) A "Change of Control" of the Company shall be deemed to have occurred upon the happening of any of the following events:

     (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of 25% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the acquisition of Common Stock or other outstanding voting securities by one or more underwriters in connection with a public offering thereof shall not constitute a Change of Control; and provided, further, that any acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be, shall not constitute a Change of Control;

     (ii) individuals who constitute the Board as of the Effective Date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

     (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or

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           consolidation, or a complete liquidation or dissolution of the
           Company or of the sale or other disposition of all or substantially all of the assets of the Company.

13.  GOVERNING LAW

     To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of Delaware.

14.  CAPTIONS

     Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of this Plan.

15.  RESERVATION OF SHARES

     The Company, during the term of the Plan, will at all times reserve and keep available the number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain the necessary approvals from any regulatory body having jurisdiction or approval deemed necessary by the Company's counsel to the lawful issuance and sale of any shares of Common Stock under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares of Common Stock as to which such requisite authority shall not have been obtained.

16.  SAVINGS CLAUSE

     This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Employees who are Reporting Persons, Rule 16b-3 under the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything in this Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are Reporting Persons without so restricting, limiting or conditioning this Plan with respect to other Participants. All Awards of Stock Options and Performance Stock Awards are intended not to be subject to the limitations contained in Section 162(m) of the Code.

17.  EFFECTIVE DATE AND TERM

     The effective date (the "Effective Date") of this Plan shall be the date of its approval by the Company's shareholders. If such approval is not obtained on or before February 1, 1997, this Plan shall terminate on such date. No new Awards shall be granted under this Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

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